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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-94026, 33-51234, 33- 75028, 33-77684, 33-57628,
33-80581 and 33-80583) pertaining to the Apria Healthcare Group Inc./Homedco Group, Inc.'s Stock Incentive Plan, Apria Healthcare Group Inc. Amended and Restated 1992 Stock Option Plan, 1992 Stock Incentive Plan, 1994 Employee Stock Purchase Plan, 1991 Nonqualified Stock Option Plan and 1991 Management Stock Purchase Plan of our report dated March 11, 1998, except for Notes 5, 12 and 14, as to which the dates are April 2, 1998, April 9, 1998 and April 3, 1998, respectively, with respect to the consolidated financial statements and schedule of Apria Healthcare Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                     ERNST & YOUNG LLP

Orange County, California
April 14, 1998